EXHIBIT 10.1

EXTENSION AGREEMENT

This Extension Agreement is made as of the 31st day of March, 2012 (“Agreement”) among Attitude Drinks Inc., a Delaware corporation (the “Company”), and the noteholders (“Noteholders”) of the Notes as described on Schedule A hereto.

WHEREAS, the Maturity Date of the Notes is March 31, 2012; and

WHEREAS, the Company wishes to extend the Maturity Date of the Notes to March 31, 2014 and wishes the Noteholders to consent to such extension.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.           The Maturity Date of the Notes is extended to March 31, 2014.

2.           In consideration of the extension of the Maturity Date of the Notes, the Company shall issue to each Noteholder a convertible note in the principal amount representing ten percent (10%) of the principal amount owed to each Noteholder and as further described on Schedule A (“Ten Percent Notes”) in the form annexed hereto as Exhibit B.  The Conversion Price of such Ten Percent Notes shall be equal to seventy-five percent (75%) of the average of the three lowest closing bid prices for the Common Stock as reported by Bloomberg L.P. for the Principal Market for the ten trading days preceding a Conversion Date, but in no event greater than $0.02, subject to further reductions as described in the Ten Percent Notes.

3.           This Agreement constitutes the entire agreement among the parties, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith.  No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

4.           This Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may also be executed by either party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

[Signatures to Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Extension Agreement as of the date first written above.

"COMPANY"
ATTITUDE DRINKS INC.
a Delaware corporation

By: /s/ Roy G. Warren
Its: President and Chief Executive Officer

/s/ Smivel LLC
SMIVEL, LLC
By: Joseph Smith, Partner

/s/ Alpha Capital Anstalt	/s/ CMS Capital
ALPHA CAPITAL ANSTALT	CMS CAPITAL

/s/ Whalehaven Capital Fund Limited	/s/ Libra Finance, S.A
WHALEHAVEN CAPITAL FUND LIMITED	LIBRA FINANCE, S.A.

SCHEDULE A TO EXTENSION AGREEMENT

SUBSCRIBER	ORIGINAL ISSUE DATE	OUTSTANDING PRINCIPAL AMOUNT	TEN PERCENT NOTE AMOUNT	NEW MATURITY DATE

ALPHA CAPITAL ANSTALT	February 2008	271,150
Pradafant 7	August 2008 original debt
9490 Furstentums	assigned November, 2009	253,750
Vaduz, Lichtenstein	September 2008	263,333
Attn: Konrad Ackerman	December 2008	60,833
Fax: 011-42-32323196	January 2009 & Allonges	120,000
	January 2009 (Redemption)	70,834
	March 2009 & Allonges	414,834
	November 2009	111,111
	January 2010	50,000
	Libra January 2008	5,000
	Total	1,620,845	162,085	3/31/2014

WHALEHAVEN CAPITAL FUND LIMITED	February 2008	78,392
560 Sylvan Avenue, 3rd Fl.	March 2009 & Allonges	20
Englewood Cliffs, NJ 07632		78,412	7,841	3/31/2014
Attn: Michael Finkelstein
Fax: (201) 408-5125
SMIVEL LLC	February 2008	4,000	400	3/31/2014
12642 SW 103rd Court
Miami, Florida 33176

CMS CAPITAL, INC.	January 2008	18,852	1,885	3/31/2014
9612 Van Nuys Blvd. #108
Panorama City, CA 91402